UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 27, 2015
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2015, BioRestorative Therapies, Inc. (the “Company”) entered into an exchange agreement with Westbury (Bermuda) Ltd. (“Westbury”), a principal shareholder of the Company, pursuant to which Westbury agreed to exchange $4,480,374 in principal and accrued interest payable pursuant to certain promissory notes held by Westbury into an aggregate of 14,934,578 shares of common stock of the Company and a five year warrant to purchase an aggregate of 3,733,645 shares of common stock of the Company at an exercise price of $0.75 per share.  Following the exchange, Westbury beneficially owns 23,833,223 shares of common stock of the Company (including 4,783,645 shares of common stock of the Company issuable pursuant to currently exercisable warrants), representing 39.7% of the outstanding shares of common stock of the Company.  In consideration of the exchange, the Company agreed to extend the expiration date of a warrant held by Westbury for the purchase of 800,000 shares of common stock of the Company from December 31, 2015 to December 31, 2017.

Item 3.02.	Unregistered Sales of Equity Securities.

Effective May 20, 2015, in consideration of a loan to the Company in the amount of $50,000, the Company issued to the lender a five-year warrant for the purchase of 58,929 shares of common stock of the Company at an exercise price of $0.50 per share.  The warrant was valued at approximately $10,000.

Between May 21, 2015 and May 27, 2015, the Company issued an aggregate of 1,135,277 shares of common stock of the Company and five-year warrants for the purchase of an aggregate of 258,334 shares of common stock of the Company at an exercise price of $0.75 per share in exchange for outstanding indebtedness in the aggregate amount of $336,301, inclusive of accrued and unpaid interest.

On May 23, 2015, the Company issued 30,000 shares of common stock of the Company valued at approximately $7,000 in consideration of services rendered.

See Item 1.01 above with respect to the issuance of 14,934,578 shares of common stock of the Company and a warrant for the purchase of 3,733,645 shares of common stock of the Company.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering, Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange, or, with respect to Westbury, Regulation S as a sale that occurred outside the United States. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the period ended March 31, 2015 and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 5.01.	Changes in Control of Registrant.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: June 2, 2015	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer